Exhibit 99.1

News Release For further information, please contact:
5790 Widewaters Parkway, DeWitt, N.Y. 13214	Joseph E. Sutaris, EVP & Chief Financial Officer Office: (315) 445-7396

Community Bank System, Inc. Reports Fourth Quarter And Full Year 2023 Results

SYRACUSE, N.Y. — January 23, 2024 — Community Bank System, Inc. (the “Company”) (NYSE: CBU) reported fourth quarter and full year 2023 results that are included in the attached supplement. This earnings release, including supporting financial tables, is also available within the press releases section of the Company's investor relations website at: https://ir.communitybanksystem.com/news-presentations/press-releases/. An archived webcast of the earnings call will be available on this site for one full year.

Fourth Quarter and Full Year 2023 Performance Summary

•	Fourth quarter 2023 net income of $38.3 million, or $0.71 per fully diluted share, was down $14.2 million, or $0.26 per fully diluted share, from the prior year’s fourth quarter while full year 2023 net income of $136.5 million, or $2.53 per fully diluted share, was down $51.6 million, or $0.93 per fully diluted share, from full year 2022

•	Fourth quarter 2023 operating net income, a non-GAAP measure, of $40.9 million, or $0.76 per fully diluted share, was down $11.3 million, or $0.20 per fully diluted share, from the prior year’s fourth quarter while full year 2023 operating net income, a non-GAAP measure, of $181.3 million, or $3.36 per fully diluted share, was down $13.6 million, or $0.22 per fully diluted share, from full year 2022

•	Total revenues for fourth quarter 2023 of $177.0 million, a new quarterly record for the Company, were up $1.0 million, or 0.6%, from the prior year’s fourth quarter and up $1.6 million, or 0.9%, from third quarter 2023

•	Total financial services (employee benefit services, insurance services and wealth management services) revenues for fourth quarter 2023 of $49.5 million were up $4.8 million, or 10.8%, from the prior year’s fourth quarter and total financial services revenues for full year 2023 of $197.0 million were up $10.1 million, or 5.4%, from full year 2022

•	Total ending loans of $9.70 billion were up $254.5 million, or 2.7%, from the end of the prior quarter, marking the tenth consecutive quarter of loan growth, and were up $895.2 million, or 10.2%, from the end of the prior year

•	Total ending deposits of $12.93 billion were down $102.7 million, or 0.8%, from the end of the prior quarter and down $84.2 million, or 0.6%, from December 31, 2022

•	Annualized loan net charge-offs were 0.10% in the quarter and 0.06% for the full year

•	Tier 1 leverage ratio of 9.37% was up 0.58 percentage points from the end of the prior year

Company management will conduct an investor call at 11:00 a.m. (ET) today, January 23, 2024, to discuss the fourth quarter and full year 2023 results. The conference call can be accessed at 1-833-630-0464 (1-412-317-1809 if outside the United States and Canada). Investors may also listen live via the Internet at: https://app.webinar.net/Rm4ONkYgL8b.

About Community Bank System, Inc.

Community Bank System, Inc. is a diversified financial services company with total assets of $15.5 billion focused on four main business lines – banking, benefits administration, insurance services and wealth management. Its banking subsidiary, Community Bank, N.A., is among the country’s 100 largest banking institutions and operates more than 200 customer facilities across Upstate New York, Northeastern Pennsylvania, Vermont, and Western Massachusetts. In addition to a full range of retail, business, and municipal banking services, the Company offers comprehensive financial planning, trust administration and wealth management services through its Community Bank Wealth Management operating unit. The Company’s Benefit Plans Administrative Services, Inc. subsidiary is a leading provider of employee benefits administration, trust services, collective investment fund administration, and actuarial consulting services to customers on a national scale. The Company’s OneGroup NY, Inc. subsidiary is a top 100 U.S. insurance agency. Community Bank System, Inc. is listed on the New York Stock Exchange and the Company’s stock trades under the symbol CBU. For more information about Community Bank visit www.cbna.com or https://ir.communitybanksystem.com.

News Release For further information, please contact:
5790 Widewaters Parkway, DeWitt, N.Y. 13214	Joseph E. Sutaris, EVP & Chief Financial Officer Office: (315) 445-7396

Community Bank System, Inc. Reports Fourth Quarter And Full Year 2023 Results

SYRACUSE, N.Y. — January 23, 2024

Community Bank System, Inc. (the “Company”) (NYSE: CBU) reported fourth quarter 2023 net income of $38.3 million, or $0.71 per fully diluted share and full year 2023 net income of $136.5 million, or $2.53 per fully diluted share.

“Our Company achieved its highest level of quarterly revenues during the fourth quarter of 2023, despite facing a challenging environment. However, our bottom-line net income results were impacted by a series of non-operating and other notable noninterest expense items,” commented Dimitar A. Karaivanov, President and CEO. “These included the impact of the FDIC insurance special assessment, increased retirement expense, elevated fraud expenses, and restructuring costs linked to our Company’s previously announced retail workforce optimization strategy. Additionally, acquisition-related contingent consideration adjustments were incurred connected to the achievement of earn-out objectives from previous acquisitions.

Looking back to 2023, all of our four businesses - banking, employee benefit services, insurance services and wealth management services - recorded year-over-year increases in revenues in spite of a volatile market environment. We achieved our below average risk investment thesis through our diverse revenue streams, peer-leading liquidity levels, competitive funding costs, strong credit and robust regulatory capital levels.

Looking forward into 2024, our focus is squarely on maintaining this trajectory of revenue growth, while concurrently moderating operating expenses and maximizing the returns on the investments we made in leadership, talent, risk management capabilities and data systems across all of our businesses to achieve positive operating leverage.”

Fourth Quarter and Full Year 2023 Performance

Operating Performance

•            GAAP EPS

  o         $0.71 per share for the fourth quarter of 2023, a decrease of $0.26 per share from the fourth quarter of 2022

  o         $2.53 per share for full year 2023, a decrease of $0.93 per share from full year 2022

•            Operating EPS (non-GAAP)

  o         $0.76 per share for the fourth quarter of 2023, a decrease of $0.20 per share from the fourth quarter of 2022

  o         $3.36 per share for full year 2023, a decrease of $0.22 per share from full year 2022

•            Adjusted Pre-Tax, Pre-Provision Net Revenue Per Share (non-GAAP)

  o         $1.06 per share for the fourth quarter of 2023, a decrease of $0.23 per share from the fourth quarter of 2022

  o         $4.49 per share for full year 2023, a decrease of $0.29 per share from full year 2022

Return Metrics

•            Return on Assets | Adjusted Return on Average Assets (non-GAAP)

  o         0.99% | 1.12% for the fourth quarter of 2023

  o         0.90% | 1.24% for full year 2023

•            Return on Equity | Adjusted Return on Average Equity (non-GAAP)

   o         9.69% | 10.91% for the fourth quarter of 2023

   o         8.55% | 11.88% for full year 2023

Revenues

•            Total Revenues

  o         $177.0 million for the fourth quarter of 2023, an increase of $1.0 million, or 0.6%, from the fourth quarter of 2022

  o         $652.1 million for full year 2023, a decrease of $27.2 million, or 4.0%, from full year 2022

  o         Excluding gains and losses on investment securities and debt extinguishment, total revenues were $704.3 million     for full year 2023, an increase of $24.9 million, or 3.7%, from 2022

•            Noninterest Revenues

   o         $67.8 million for the fourth quarter of 2023, an increase of $4.1 million, or 6.4%, from the fourth quarter of 2022

   o         $214.8 million for full year 2023, a decrease of $43.9 million, or 17.0%, from full year 2022

   o         Excluding gains and losses on investment securities and debt extinguishment, total noninterest revenues were     $267.0 million for full year 2023, an increase of $8.2 million, or 3.2%, from full year 2022

•            Noninterest Revenues/Total Revenues | Noninterest Revenues/Operating Revenues (FTE) (non-GAAP)

  o         38.3% | 38.2% for the fourth quarter of 2023

  o         32.9% | 37.9% for full year 2023

Net Interest Income and Net Interest Margin

•            Net Interest Income

   o         $109.2 million for the fourth quarter of 2023, a decrease of $3.0 million, or 2.7%, from the fourth quarter of 2022 and     an increase of $1.4 million, or 1.3%, from the third quarter of 2023

   o        $437.3 million for full year 2023, an increase of $16.7 million, or 4.0%, from full year 2022

•            Net Interest Margin

   o         3.05% for the fourth quarter of 2023, a decrease of two basis points from 3.07% for the third quarter of 2023 and an increase of six basis points from 2.99% for the fourth quarter of 2022

   o         3.11% for full year 2023, an increase of 22 basis points from 2.89% for full year 2022

•            Net Interest Margin (Fully Tax-Equivalent) (non-GAAP)

   o         3.07% for the fourth quarter of 2023, a decrease of three basis points from 3.10% for the third quarter of 2023 and an     increase of five basis points from 3.02% for the fourth quarter of 2022

   o         3.14% for full year 2023, an increase of 22 basis points from 2.92% for full year 2022

Balance Sheet and Funding

•            Total Ending Loans

   o         $9.70 billion, an increase of $254.5 million, or 2.7%, from September 30, 2023, and an increase of $895.2 million, or    10.2%, from one year ago

•            Total Ending Deposits

   o         $12.93 billion, a decrease of $102.7 million, or 0.8%, from September 30, 2023, and a decrease of $84.2 million, or     0.6%, from December 31, 2022

•            Total Deposit Funding Costs | Total Cost of Funds

   o         0.98% | 1.08% for the fourth quarter of 2023

   o         0.66% | 0.77% for full year 2023

Risk Metrics

•            Annualized Loan Net Charge-Offs

  o         0.10% for the fourth quarter of 2023 and 0.06% for full year 2023

•            Tier 1 Leverage Ratio

  o         9.37%

•            Loan-to-deposit ratio

  o         75.1%

•            Non-owner occupied commercial real estate / total bank-level regulatory capital

  o         197%

Fourth Quarter 2023 Business Segment Revenues

Banking

•         Total Revenues of $127.4 million decreased $3.8 million, or 2.9%, from the fourth quarter of 2022 primarily due to lower net interest income resulting from higher funding costs.

•         Total Revenues increased $2.1 million, or 1.7%, from the third quarter of 2023, primarily driven by continued organic loan growth and a relatively stable net interest margin.

Employee Benefit Services

•        Total Revenues of $30.0 million increased $1.0 million, or 3.4%, from the fourth quarter of 2022 driven by an increase in the total participants under administration along with growth resulting from market appreciation.

•         Total Revenues were consistent with the third quarter of 2023.

Insurance Services

•         Total Revenues of $11.6 million increased $3.3 million, or 39.9%, from the fourth quarter of 2022 reflective of a strong premium market and organic expansion, along with growth resulting from acquisitions.

•         Total Revenues decreased $0.5 million, or 4.2%, from the third quarter of 2023 due in part to seasonal factors.

Wealth Management Services

•          Total Revenues of $7.9 million increased $0.5 million, or 7.0%, from the fourth quarter of 2022 as more favorable investment market conditions drove increases in assets under management between the periods.

•          Total Revenues were consistent with the third quarter of 2023.

Results of Operations

The Company reported fourth quarter 2023 net income of $38.3 million, or $0.71 per fully diluted share. This compares to net income of $52.5 million, or $0.97 per fully diluted share for the fourth quarter of 2022. The $0.26 decrease in earnings per share was reflective of increases in operating expenses and the provision for credit losses and a decrease in net interest income, partially offset by an increase in noninterest revenues, as well as decreases in both income taxes and the number of fully diluted shares outstanding. Comparatively, the Company recorded $0.82 in fully diluted earnings per share for the linked third quarter of 2023.

Net Interest Income and Net Interest Margin

The Company’s tenth consecutive quarter of loan growth supported expansion in net interest income over third quarter results.

•	Net interest income in the fourth quarter of 2023 was $109.2 million, down $3.0 million, or 2.7%, compared to the fourth quarter of 2022, and up $1.4 million, or 1.3%, from the third quarter of 2023.
•	Net interest margin in the fourth quarter of 3.05% and fully tax-equivalent net interest margin, a non-GAAP measure, of 3.07% increased by six basis points and five basis points, respectively, from the fourth quarter of 2022. These increases were primarily the result of higher yields on interest-earning assets and a higher proportion of those assets being comprised of loan balances primarily due to strong organic loan growth, and the sales and maturities of certain lower-yielding available-for-sale investment securities between the periods, partially offset by higher rates paid on interest-bearing liabilities.
•	The yield on interest-earning assets increased 77 basis points to 4.11% over the prior year’s fourth quarter primarily as a result of higher loan yields due to market-related increases in interest rates on new loans, a significant increase in variable and adjustable-rate loan yields driven by rising market interest rates, including the prime rate, and a high level of new loan originations.
•	The cost of interest-bearing liabilities increased 101 basis points from 0.47% in the fourth quarter of 2022 to 1.48% in the fourth quarter of 2023 as a result of market-driven higher deposit and borrowing rates.
•	On a linked quarter basis, net interest margin decreased by two basis points, while tax-equivalent net interest margin, a non-GAAP measure, decreased by three basis points. The cost of funds increased 20 basis points, including a 25 basis point increase in the cost of interest-bearing liabilities, while the yield on interest-earning assets increased 17 basis points.

Noninterest Revenues

The Company’s banking and financial services (including employee benefit services, insurance services and wealth management services) noninterest revenue streams continue to reduce its dependence on net interest income and lay a solid foundation for future growth and opportunities.

•	Banking noninterest revenues decreased $0.8 million, or 4.0%, from $19.0 million in the fourth quarter of 2022 to $18.2 million in the fourth quarter of 2023 reflective of the Company’s implementation of certain deposit fee changes, including the elimination of nonsufficient and unavailable funds fees on personal accounts late in the fourth quarter of 2022.
•	Employee benefit services revenues for the fourth quarter of 2023 were $30.0 million, up $1.0 million, or 3.4%, in comparison to the fourth quarter of 2022 driven by new business and a year-over-year increase in the total participants under administration, along with a modest increase from market appreciation.
•	Insurance services revenues for the fourth quarter of 2023 were $11.6 million, which represents a $3.3 million, or 39.9%, increase versus the prior year’s fourth quarter, reflective primarily of a strong premium market and organic expansion, along with growth resulting from acquisitions completed between the periods.
•	Wealth management services revenues for the fourth quarter of 2023 were $7.9 million, up from $7.4 million in the fourth quarter of 2022 as more favorable investment market conditions drove an increase in assets under management.

Noninterest Expenses and Income Taxes

The Company continues to maintain a focus on managing expenses consistent with its organic growth strategies and scale objectives, while continuing to evaluate efficiency opportunities and the enhancement of operating leverage in all lines of business.

•	The Company recorded $123.3 million in total operating expenses in the fourth quarter of 2023, compared to $105.9 million of total operating expenses in the prior year’s fourth quarter. The $17.4 million, or 16.5%, increase between the periods was mainly driven by higher salaries and employee benefits, acquisition-related contingent consideration adjustments, restructuring expenses, data processing and communications expenses, business development and marketing and other expenses.
•	The $7.5 million, or 11.7%, increase in salaries and benefits expenses was primarily driven by merit and market-related increases in employee wages, higher employee medical expenses and certain executive retirement expenses.
•	The $2.9 million increase in acquisition-related contingent consideration adjustment was due to an increase in the probability of achievement of retained revenue levels associated with future contingent consideration payments for certain acquisitions completed in the employee benefit services and insurance businesses.
•	Restructuring expenses of $1.2 million were recognized during the fourth quarter of 2023 due to severance payments associated with the Company’s previously announced retail customer service workforce optimization plan.
•	The $1.0 million, or 7.6%, increase in data processing and communications expenses is reflective of the Company’s continued investment in customer-facing and back-office digital technologies.
•	Business development and marketing expenses increased $0.5 million, or 16.5%, due to the Company’s investment in digital marketing initiatives and higher levels of targeted advertisements intended to generate deposit inflows.
•	Other expenses were up $4.9 million, or 69.5%, primarily due to increases in insurance expenses, including a $1.5 million accrual associated with the FDIC special assessment to recover the loss to the Deposit Insurance Fund associated with protecting uninsured depositors following the closures of certain banks in the first quarter of 2023 along with the impact of a higher FDIC insurance assessment rate, and non-service related components of the net periodic pension benefit credit.
•	The effective tax rate for the fourth quarter of 2023 was 22.8%, up from 22.0% in the fourth quarter of 2022. On a full year basis the effective tax rate was 21.6% for 2023 compared to 21.7% for 2022.

Financial Position and Liquidity

The Company’s financial position and liquidity profile remain strong, demonstrating the effectiveness of its strategic asset and liability management and prudent financial planning.

•	The Company’s total assets were $15.55 billion at December 31, 2023, representing a $281.1 million, or 1.8%, decrease from one year prior and a $168.2 million, or 1.1%, increase from the end of the third quarter of 2023. The decrease in the Company’s total assets during the prior twelve-month period was primarily driven by the sales and maturities of certain available-for-sale investment securities, partially offset by organic loan growth.
•	At December 31, 2023, the Company’s readily available sources of liquidity totaled $4.83 billion, including cash and cash equivalents balances of $191.0 million, investment securities unpledged as collateral totaling $2.17 billion, unused borrowing capacity at the Federal Home Loan Bank of New York of $1.37 billion and $1.10 billion of funding availability at the Federal Reserve Bank’s discount window.
•	The available sources of immediately available liquidity represent over 200% of the Company’s estimated uninsured deposits, net of collateralized and intercompany deposits.
•	Estimated insured deposits, net of collateralized and intercompany deposits, represent greater than 80% of fourth quarter total ending deposits.

Deposits and Funding

The Company continues to leverage its robust core deposit base, characterized by low funding costs, to support its financial operations.

•	Ending deposits at December 31, 2023 of $12.93 billion were $102.7 million, or 0.8%, lower than the third quarter of 2023 and $84.2 million, or 0.6%, lower than one year prior.
•	Ending borrowings of $765.2 million at December 31, 2023, which included $407.6 million of fixed rate Federal Home Loan Bank of New York term borrowings, $304.6 million of customer repurchase agreements and $53.0 million of overnight borrowings, increased $118.1 million, or 18.3%, from September 30, 2023 and decreased $372.6 million, or 32.7%, from the year prior.
•	The Company’s average cost of funds increased 75 basis points, from 0.33% in the fourth quarter of 2022 to 1.08% in the fourth quarter of 2023, while the average cost of total deposits remained comparatively low relative to the industry at 0.98% for the quarter.
•	Through the end of the fourth quarter of 2023, the Company’s cycle-to-date deposit beta was 17% and the cycle-to-date total funding beta was 19%. The target Federal Funds rate has increased 525 basis points since December 31, 2021, while the Company’s total deposit costs and total funding costs increased 90 basis points and 99 basis points, respectively, over the same period.
•	The Company’s deposit base is well diversified across customer segments, comprised of approximately 62% consumer, 26% business and 12% municipal at the end of the current quarter, and broadly dispersed illustrated by an average deposit account balance of under $20,000.
•	68% of the Company’s total deposits were in checking and savings accounts at the end of the fourth quarter and the Company does not currently utilize brokered or wholesale deposits. Time deposit accounts represented 13% of the Company’s total deposits at the end of 2023, up six percentage points from the end of 2022 and up two percentage points from the end of the third quarter of 2023 primarily due to the movement of customers’ deposits from non-time to time accounts.

Loans and Credit Quality

The Company’s predominantly footprint-based loan portfolio is growing and diversified with a core focus on credit quality.

•	Ending loans at December 31, 2023 of $9.70 billion were $254.5 million, or 2.7%, higher than September 30, 2023 and $895.2 million, or 10.2%, higher than one year prior with the year-over-year growth driven by increases in all loan categories due to net organic growth.
•	At December 31, 2023, the Company’s allowance for credit losses totaled $66.7 million, or 0.69% of total loans outstanding, compared to $64.9 million, or 0.69% of total loans outstanding, at the end of the third quarter of 2023 and $61.1 million, or 0.69% of total loans outstanding, at December 31, 2022.
•	Reflective of an increase in loans outstanding and a stable economic forecast, the Company recorded a $4.1 million provision for credit losses during the fourth quarter of 2023. While certain macroeconomic concerns are emerging related to non-owner occupied commercial real estate (“CRE”), the Company’s exposure to this portfolio remains diverse and relatively low at 15% of total assets, 25% of total loans and 197% of total bank-level regulatory capital. Additionally, the current levels of delinquencies and charge-offs within this portfolio remain below long-term historical averages and credit risk ratings remain strong which supports the solid asset quality of this portfolio.
•	The Company recorded net charge-offs of $2.3 million, or an annualized 0.10% of average loans, in the fourth quarter of 2023 compared to net charge-offs of $2.1 million, or an annualized 0.09% of average loans, in the fourth quarter of 2022 and net charge-offs of $1.2 million, or an annualized 0.05% of average loans, in the third quarter of 2023.
•	Total delinquent loans, which includes loans 30 or more days past due and nonaccrual loans, as a percentage of total loans outstanding was 1.06% at the end of 2023. This compares to 0.89% at the end of 2022 and 0.90% at the end of the third quarter of 2023.
•	At December 31, 2023, nonperforming (90 or more days delinquent and non-accruing) loans increased to $54.6 million, or 0.56% of total loans outstanding compared to $36.9 million, or 0.39% of total loans outstanding at the end of the third quarter of 2023 and $33.4 million, or 0.38% of total loans outstanding one year earlier primarily attributable to an increase in nonaccrual business lending loan balances driven largely by the performance of three customers.
•	Loans 30 to 89 days delinquent (categorized by the Company as delinquent but performing), which tend to exhibit seasonal characteristics, were 0.50% of total loans outstanding at December 31, 2023, down from 0.51% at the end of the third quarter of 2023 and one year earlier.

Shareholders’ Equity and Regulatory Capital

The Company’s capital planning and management activities, coupled with its diversified streams of revenue and prudent dividend practices, have allowed it to build and maintain a strong capital position. At December 31, 2023, all of the Company’s and the Bank’s regulatory capital ratios significantly exceeded well-capitalized standards.

•	Shareholders’ equity of $1.70 billion at December 31, 2023 was $150.8 million, or 9.7%, higher than one year ago, primarily due to a $125.4 million decrease in accumulated other comprehensive loss related to the Company’s investment securities portfolio. Shareholders’ equity increased $147.6 million, or 9.5%, from September 30, 2023, primarily driven by a $129.8 million decrease in accumulated other comprehensive loss related to the Company’s investment securities portfolio.
•	The Company’s shareholders’ equity to assets ratio (GAAP) was 10.95% at December 31, 2023, up from 9.80% at December 31, 2022 and 10.11% at September 30, 2023.
•	The Company’s tier 1 leverage ratio was 9.37% at December 31, 2023, which substantially exceeds the regulatory well-capitalized standard of 5.0%.
•	The Company’s net tangible equity to net tangible assets ratio (non-GAAP) was 5.78% at December 31, 2023, up from 4.64% a year earlier and 4.81% at the end of the third quarter of 2023. The increase in the net tangible equity to net tangible assets ratio (non-GAAP) from one year prior was primarily driven by a $154.7 million, or 22.2%, increase in tangible equity due to the aforementioned decrease in accumulated other comprehensive loss related to the Company’s investment securities portfolio and a $277.2 million, or 1.9%, decrease in tangible assets due primarily to the sales and maturities of certain available-for-sale investment securities.

Dividend Increase and Stock Repurchase Program

The payment of a meaningful and growing dividend is an important component of the Company’s commitment to provide consistent and favorable long term returns to its shareholders, and it reflects the continued strength of the Company’s long-term operating results and capital position, and management’s confidence in the future performance of the Company. The $0.01 increase in the quarterly dividend declared in the third quarter of 2023 marked the 31st consecutive year of dividend increases for the Company.

•	During the fourth quarter of 2023, the Company declared a quarterly cash dividend of $0.45 per share on its common stock, up 2.3% from the $0.44 dividend declared in the fourth quarter of 2022, representing an annualized yield of 3.6% based upon the $50.63 closing price of the Company’s stock on January 22, 2024.
•	In December 2023 the Company’s Board of Directors (the “Board”) approved a stock repurchase program authorizing the repurchase of up to 2.70 million shares of the Company’s common stock during a twelve-month period starting January 1, 2024. Such repurchases may be made at the discretion of the Company’s senior management based on market conditions and other relevant factors and will be acquired through open market or privately negotiated transactions as permitted under Rule 10b-18 of the Securities Exchange Act of 1934 and other applicable regulatory and legal requirements. As previously announced, in December 2022 the Board approved a stock repurchase program authorizing the repurchase of up to 2.70 million shares of the Company’s common stock during a twelve-month period starting January 1, 2023. There were 607,161 shares repurchased pursuant to the 2023 stock repurchase program in 2023, including 107,161 shares in the fourth quarter of 2023. The 2023 stock repurchase authorization expired on December 31, 2023.

Non-GAAP Measures

The Company also provides supplemental reporting of its results on an “operating,” “adjusted” and “tangible” basis, from which it excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit intangible and other intangible asset balances, net of applicable deferred tax amounts), accretion on non-purchased credit deteriorated (“PCD”) loans, expenses associated with acquisitions, acquisition-related provision for credit losses, acquisition-related contingent consideration adjustments, restructuring expenses, gain on debt extinguishment, loss on sales of investment securities and unrealized loss on equity securities. In addition, the Company provides supplemental reporting for “adjusted pre-tax, pre-provision net revenues,” which subtracts the provision for credit losses, acquisition expenses, acquisition-related contingent consideration adjustments, restructuring expenses, gain on debt extinguishment, loss on sales of investment securities and unrealized loss on equity securities from income before income taxes. Although these items are non-GAAP measures, the Company’s management believes this information helps investors and analysts measure underlying core performance and provides better comparability to other organizations that have not engaged in acquisitions or restructuring activities. The Company also provides supplemental reporting of its net interest margin on a “fully tax-equivalent” basis, which includes an adjustment to net interest income that represents taxes that would have been paid had nontaxable investment securities and loans been taxable. Although fully tax-equivalent net interest margin is a non-GAAP measure, the Company’s management believes this information helps enhance comparability of the performance of assets that have different tax liabilities. The amounts for such items are presented in the tables that accompany this release. Diluted adjusted net earnings per share, a non-GAAP measure, were $0.80 in the fourth quarter of 2023, down from $1.00 in the fourth quarter of 2022 and $0.86 in the third quarter of 2023. Adjusted pre-tax, pre-provision net revenue per share, a non-GAAP measure, was $1.06 in the fourth quarter of 2023, down from $1.29 in the fourth quarter of 2022 and $1.10 in the third quarter of 2023.

Conference Call Scheduled

Company management will conduct an investor call at 11:00 a.m. (ET) today, January 23, 2024, to discuss the fourth quarter and full year 2023 results. The conference call can be accessed at 1-833-630-0464 (1-412-317-1809 if outside the United States and Canada). Investors may also listen live via the Internet at: https://app.webinar.net/Rm4ONkYgL8b.

This earnings release, including supporting financial tables, is also available within the press releases section of the Company's investor relations website at: https://ir.communitybanksystem.com/news-presentations/press-releases/. An archived webcast of the earnings call will be available on this site for one full year.

About Community Bank System, Inc.

Community Bank System, Inc. is a diversified financial services company with total assets of $15.5 billion focused on four main business lines – banking, benefits administration, insurance services and wealth management. Its banking subsidiary, Community Bank, N.A., is among the country’s 100 largest banking institutions and operates more than 200 customer facilities across Upstate New York, Northeastern Pennsylvania, Vermont and Western Massachusetts. In addition to a full range of retail, business, and municipal banking services, the Company offers comprehensive financial planning, trust administration and wealth management services through its Community Bank Wealth Management operating unit. The Company’s Benefit Plans Administrative Services, Inc. subsidiary is a leading provider of employee benefits administration, trust services, collective investment fund administration, and actuarial consulting services to customers on a national scale. The Company’s OneGroup NY, Inc. subsidiary is a top 100 U.S. insurance agency. Community Bank System, Inc. is listed on the New York Stock Exchange and the Company’s stock trades under the symbol CBU. For more information about Community Bank visit www.cbna.com or https://ir.communitybanksystem.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of CBU’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause the actual results of CBU’s operations to differ materially from its expectations: the macroeconomic and other challenges and uncertainties related to or resulting from recent bank failures; current and future economic and market conditions, including the effects on commercial real estate and residential housing or vehicle prices, unemployment rates, high inflation, U.S. fiscal debt, budget and tax matters, geopolitical matters, and global economic growth; fiscal and monetary policies of the Federal Reserve Board; the potential adverse effects of unusual and infrequently occurring events; litigation and actions of regulatory authorities; management’s estimates and projections of interest rates and interest rate policies; the effect of changes in the level of checking, savings, or money market account deposit balances and other factors that affect net interest margin; future provisions for credit losses on loans and debt securities; changes in nonperforming assets; ability to contain costs in inflationary conditions; the effect on financial market valuations on CBU’s fee income businesses, including its employee benefit services, wealth management, and insurance businesses; the successful integration of operations of its acquisitions; competition; changes in legislation or regulatory requirements, including capital requirements; and the timing for receiving regulatory approvals and completing pending merger and acquisition transactions. For more information about factors that could cause actual results to differ materially from CBU’s expectations, refer to its annual, periodic and other reports filed with the Securities and Exchange Commission (“SEC”), including the discussion under the “Risk Factors” section of such reports filed with the SEC and available on CBU’s website at https://ir.communitybanksystem.com and on the SEC’s website at www.sec.gov. Further, any forward-looking statement speaks only as of the date on which it is made, and CBU undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	Quarter Ended		Year-to-Date
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Earnings
Loan income	$122,392	$96,168	$445,167	$335,075
Investment income	23,934	27,815	96,221	108,654
Total interest income	146,326	123,983	541,388	443,729
Interest expense	37,136	11,760	104,103	23,099
Net interest income	109,190	112,223	437,285	420,630
Acquisition-related provision for credit losses	0	0	0	3,927
Provision for credit losses	4,073	2,768	11,203	10,846
Net interest income after provision for credit losses	105,117	109,455	426,082	405,857
Deposit service and other banking fees	18,003	19,228	69,377	71,494
Mortgage banking	196	(205)	595	390
Employee benefit services	30,015	29,023	117,961	115,408
Insurance services	11,599	8,290	47,094	39,810
Wealth management services	7,904	7,390	31,941	31,667
Loss on sales of investment securities	0	0	(52,329)	0
Gain on debt extinguishment	0	0	242	0
Unrealized gain (loss) on equity securities	52	(20)	(47)	(44)
Total noninterest revenues	67,769	63,706	214,834	258,725
Salaries and employee benefits	71,595	64,103	281,803	257,339
Data processing and communications	14,685	13,645	57,585	54,099
Occupancy and equipment	10,715	10,673	42,550	42,413
Amortization of intangible assets	3,563	3,794	14,511	15,214
Legal and professional fees	3,792	3,822	15,921	14,018
Business development and marketing	3,635	3,120	15,731	13,095
Acquisition-related contingent consideration adjustment	2,200	(700)	3,280	(300)
Acquisition expenses	7	353	63	5,021
Restructuring expenses	1,163	0	1,163	0
Other	11,936	7,042	34,278	23,369
Total operating expenses	123,291	105,852	466,885	424,268
Income before income taxes	49,595	67,309	174,031	240,314
Income taxes	11,307	14,779	37,525	52,233
Net income	$38,288	$52,530	$136,506	$188,081
Basic earnings per share	$0.71	$0.97	$2.54	$3.48
Diluted earnings per share	$0.71	$0.97	$2.53	$3.46

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2023				2022
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Earnings
Loan income	$122,392	$115,138	$107,275	$100,362	$96,168
Investment income	23,934	22,418	24,349	25,520	27,815
Total interest income	146,326	137,556	131,624	125,882	123,983
Interest expense	37,136	29,770	22,345	14,852	11,760
Net interest income	109,190	107,786	109,279	111,030	112,223
Provision for credit losses	4,073	2,878	752	3,500	2,768
Net interest income after provision for credit losses	105,117	104,908	108,527	107,530	109,455
Deposit service and other banking fees	18,003	17,478	17,740	16,156	19,228
Mortgage banking	196	113	11	275	(205)
Employee benefit services	30,015	29,997	28,565	29,384	29,023
Insurance services	11,599	12,113	11,860	11,522	8,290
Wealth management services	7,904	7,934	7,858	8,245	7,390
Loss on sales of investment securities	0	0	0	(52,329)	0
Gain on debt extinguishment	0	0	0	242	0
Unrealized gain (loss) on equity securities	52	(49)	(50)	0	(20)
Total noninterest revenues	67,769	67,586	65,984	13,495	63,706
Salaries and employee benefits	71,595	70,687	68,034	71,487	64,103
Data processing and communications	14,685	15,480	14,291	13,129	13,645
Occupancy and equipment	10,715	10,358	10,453	11,024	10,673
Amortization of intangible assets	3,563	3,576	3,705	3,667	3,794
Legal and professional fees	3,792	3,826	3,102	5,201	3,822
Business development and marketing	3,635	4,628	4,567	2,901	3,120
Acquisition-related contingent consideration adjustment	2,200	80	1,000	0	(700)
Acquisition expenses	7	0	(1)	57	353
Restructuring expenses	1,163	0	0	0	0
Other	11,936	7,869	7,887	6,586	7,042
Total operating expenses	123,291	116,504	113,038	114,052	105,852
Income before income taxes	49,595	55,990	61,473	6,973	67,309
Income taxes	11,307	11,861	13,182	1,175	14,779
Net income	$38,288	$44,129	$48,291	$5,798	$52,530
Basic earnings per share	$0.71	$0.82	$0.90	$0.11	$0.97
Diluted earnings per share	$0.71	$0.82	$0.89	$0.11	$0.97
Profitability
Return on assets	0.99%	1.16%	1.28%	0.15%	1.33%
Return on equity	9.69%	10.90%	11.86%	1.49%	14.12%
Return on tangible equity(1) (non-GAAP)	21.30%	23.34%	24.89%	3.26%	33.73%
Noninterest revenues/total revenues (GAAP)	38.3%	38.5%	37.6%	10.8%	36.2%
Noninterest revenues/operating revenues (FTE)(2) (non-GAAP)	38.2%	38.5%	37.6%	37.1%	36.2%
Efficiency ratio (GAAP)	69.7%	66.4%	64.5%	91.6%	60.2%
Operating efficiency ratio (non-GAAP)	65.7%	64.3%	61.7%	62.5%	58.2%

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2023				2022
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Components of Net Interest Margin (FTE)
Loan yield	5.08%	4.92%	4.75%	4.59%	4.39%
Cash equivalents yield	5.49%	4.97%	4.27%	3.49%	2.83%
Investment yield	2.03%	1.96%	2.07%	2.01%	1.85%
Earning asset yield	4.11%	3.94%	3.82%	3.63%	3.34%
Interest-bearing deposit rate	1.37%	1.09%	0.84%	0.45%	0.26%
Borrowing rate	3.12%	3.34%	2.60%	2.78%	2.63%
Cost of all interest-bearing funds	1.48%	1.23%	0.94%	0.62%	0.47%
Cost of total deposits	0.98%	0.76%	0.59%	0.31%	0.18%
Cost of funds (includes DDA)	1.08%	0.88%	0.67%	0.44%	0.33%
Net interest margin	3.05%	3.07%	3.14%	3.17%	2.99%
Net interest margin (FTE) (non-GAAP)	3.07%	3.10%	3.18%	3.20%	3.02%
Fully tax-equivalent adjustment	$1,037	$1,034	$1,080	$1,091	$1,118
Average Balances
Loans	$9,583,396	$9,303,479	$9,072,956	$8,884,164	$8,704,051
Cash equivalents	113,071	53,279	28,491	27,775	26,501
Taxable investment securities	4,032,386	4,080,835	4,313,875	4,760,089	5,590,538
Nontaxable investment securities	493,434	508,356	525,314	532,604	545,679
Total interest-earning assets	14,222,287	13,945,949	13,940,636	14,204,632	14,866,769
Total assets	15,333,118	15,123,226	15,150,001	15,366,863	15,665,726
Interest-bearing deposits	9,266,908	8,961,895	9,053,199	8,925,555	8,982,442
Borrowings	665,322	619,510	523,585	717,788	879,194
Total interest-bearing liabilities	9,932,230	9,581,405	9,576,784	9,643,343	9,861,636
Noninterest-bearing deposits	3,706,781	3,810,542	3,836,341	4,043,494	4,198,086
Shareholders' equity	1,567,430	1,605,798	1,632,992	1,576,717	1,476,093
Balance Sheet Data
Cash and cash equivalents	$190,962	$455,807	$222,779	$189,298	$209,896
Investment securities	4,165,312	3,960,001	4,231,899	4,630,741	5,314,888
Loans:
Business lending	4,084,396	3,914,935	3,833,697	3,747,942	3,645,665
Consumer mortgage	3,285,018	3,196,764	3,072,090	3,019,718	3,012,475
Consumer indirect	1,703,440	1,708,302	1,644,811	1,605,659	1,539,653
Home equity	446,515	444,764	439,186	432,027	433,996
Consumer direct	185,229	185,301	180,985	176,989	177,605
Total loans	9,704,598	9,450,066	9,170,769	8,982,335	8,809,394
Allowance for credit losses	66,669	64,945	63,284	63,170	61,059
Goodwill and intangible assets, net	897,987	901,334	901,709	900,914	902,837
Other assets	662,345	684,059	644,178	615,835	659,695
Total assets	15,554,535	15,386,322	15,108,050	15,255,953	15,835,651
Deposits:
Noninterest-bearing	3,638,527	3,780,519	3,855,085	3,949,801	4,140,617
Non-maturity interest-bearing	7,569,131	7,755,916	7,740,818	8,106,734	7,964,983
Time	1,720,463	1,494,353	1,275,883	1,054,137	906,708
Total deposits	12,928,121	13,030,788	12,871,786	13,110,672	13,012,308
Customer repurchase agreements	304,595	330,252	233,469	304,607	346,652
Other borrowings	460,603	316,837	251,284	75,684	791,123
Accrued interest and other liabilities	158,697	153,506	134,105	130,977	133,863
Total liabilities	13,852,016	13,831,383	13,490,644	13,621,940	14,283,946
Shareholders' equity	1,702,519	1,554,939	1,617,406	1,634,013	1,551,705
Total liabilities and shareholders' equity	15,554,535	15,386,322	15,108,050	15,255,953	15,835,651

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2023				2022
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Capital and Other
Shareholders’ equity/total assets (GAAP)	10.95%	10.11%	10.71%	10.71%	9.80%
Tangible equity/net tangible assets(1) (non-GAAP)	5.78%	4.81%	5.34%	5.41%	4.64%
Tier 1 leverage ratio	9.37%	9.44%	9.35%	9.06%	8.79%
Loan-to-deposit ratio	75.1%	72.5%	71.2%	68.5%	67.7%
Diluted weighted average common shares O/S	53,665	53,798	54,008	54,207	54,253
Period end common shares outstanding	53,327	53,427	53,528	53,725	53,737
Cash dividends declared per common share	$0.45	$0.45	$0.44	$0.44	$0.44
Book value (GAAP)	$31.93	$29.10	$30.22	$30.41	$28.88
Tangible book value(1) (non-GAAP)	$15.93	$13.07	$14.21	$14.49	$12.93
Common stock price (end of period)	$52.11	$42.21	$46.88	$52.49	$62.95
Asset Quality
Nonaccrual loans	$48,687	$33,122	$29,923	$29,745	$29,245
Accruing loans 90+ days delinquent	5,886	3,731	3,395	4,027	4,119
Total nonperforming loans	54,573	36,853	33,318	33,772	33,364
Other real estate owned (OREO)	1,159	578	623	508	503
Total nonperforming assets	55,732	37,431	33,941	34,280	33,867
Net charge-offs	2,337	1,249	706	1,511	2,054
Allowance for credit losses/loans outstanding	0.69%	0.69%	0.69%	0.70%	0.69%
Nonperforming loans/loans outstanding	0.56%	0.39%	0.36%	0.38%	0.38%
Allowance for credit losses/nonperforming loans	122%	176%	190%	187%	183%
Net charge-offs/average loans	0.10%	0.05%	0.03%	0.07%	0.09%
Delinquent loans/ending loans	1.06%	0.90%	0.83%	0.73%	0.89%
Provision for credit losses/net charge-offs	174%	230%	106%	232%	135%
Nonperforming assets/total assets	0.36%	0.24%	0.22%	0.22%	0.21%
Non-owner occupied CRE / total bank-level regulatory capital	197%	186%	180%	174%	165%
Quarterly GAAP to Non-GAAP Reconciliations
Income statement data
Pre-tax, pre-provision net revenue
Net income (GAAP)	$38,288	$44,129	$48,291	$5,798	$52,530
Income taxes	11,307	11,861	13,182	1,175	14,779
Income before income taxes	49,595	55,990	61,473	6,973	67,309
Provision for credit losses	4,073	2,878	752	3,500	2,768
Pre-tax, pre-provision net revenue (non-GAAP)	53,668	58,868	62,225	10,473	70,077
Acquisition expenses	7	0	(1)	57	353
Acquisition-related contingent consideration adjustment	2,200	80	1,000	0	(700)
Restructuring expenses	1,163	0	0	0	0
Loss on sales of investment securities	0	0	0	52,329	0
Gain on debt extinguishment	0	0	0	(242)	0
Unrealized (gain) loss on equity securities	(52)	49	50	0	20
Adjusted pre-tax, pre-provision net revenue (non-GAAP)	$56,986	$58,997	$63,274	$62,617	$69,750

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2023				2022
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Income statement data
Pre-tax, pre-provision net revenue per share
Diluted earnings per share (GAAP)	$0.71	$0.82	$0.89	$0.11	$0.97
Income taxes	0.21	0.22	0.25	0.02	0.27
Income before income taxes	0.92	1.04	1.14	0.13	1.24
Provision for credit losses	0.08	0.06	0.01	0.07	0.06
Pre-tax, pre-provision net revenue per share (non-GAAP)	1.00	1.10	1.15	0.20	1.30
Acquisition expenses	0.00	0.00	0.00	0.00	0.00
Acquisition-related contingent consideration adjustment	0.04	0.00	0.02	0.00	(0.01)
Restructuring expenses	0.02	0.00	0.00	0.00	0.00
Loss on sales of investment securities	0.00	0.00	0.00	0.96	0.00
Gain on debt extinguishment	0.00	0.00	0.00	0.00	0.00
Unrealized (gain) loss on equity securities	0.00	0.00	0.00	0.00	0.00
Adjusted pre-tax, pre-provision net revenue per share (non-GAAP)	$1.06	$1.10	$1.17	$1.16	$1.29

Net income
Net income (GAAP)	$38,288	$44,129	$48,291	$5,798	$52,530
Acquisition expenses	7	0	(1)	57	353
Tax effect of acquisition expenses	(1)	0	0	(12)	(78)
Subtotal (non-GAAP)	38,294	44,129	48,290	5,843	52,805
Acquisition-related contingent consideration adjustment	2,200	80	1,000	0	(700)
Tax effect of acquisition-related contingent consideration adjustment	(445)	(17)	(214)	0	154
Subtotal (non-GAAP)	40,049	44,192	49,076	5,843	52,259
Restructuring expenses	1,163	0	0	0	0
Tax effect of restructuring expenses	(235)	0	0	0	0
Subtotal (non-GAAP)	40,977	44,192	49,076	5,843	52,259
Loss on sales of investment securities	0	0	0	52,329	0
Tax effect of loss on sales of investment securities	0	0	0	(11,171)	0
Subtotal (non-GAAP)	40,977	44,192	49,076	47,001	52,259
Gain on debt extinguishment	0	0	0	(242)	0
Tax effect of gain on debt extinguishment	0	0	0	52	0
Subtotal (non-GAAP)	40,977	44,192	49,076	46,811	52,259
Unrealized (gain) loss on equity securities	(52)	49	50	0	20
Tax effect of unrealized (gain) loss on equity securities	11	(10)	(11)	0	(4)
Operating net income (non-GAAP)	40,936	44,231	49,115	46,811	52,275
Amortization of intangible assets	3,563	3,576	3,705	3,667	3,794
Tax effect of amortization of intangible assets	(721)	(757)	(793)	(783)	(833)
Subtotal (non-GAAP)	43,778	47,050	52,027	49,695	55,236
Acquired non-PCD loan accretion	(828)	(948)	(886)	(1,079)	(1,138)
Tax effect of acquired non-PCD loan accretion	168	201	190	230	250
Adjusted net income (non-GAAP)	$43,118	$46,303	$51,331	$48,846	$54,348

Return on average assets
Adjusted net income (non-GAAP)	$43,118	$46,303	$51,331	$48,846	$54,348
Average total assets	15,333,118	15,123,226	15,150,001	15,366,863	15,665,726
Adjusted return on average assets (non-GAAP)	1.12%	1.21%	1.36%	1.29%	1.38%

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2023				2022
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Income statement data
Return on average equity
Adjusted net income (non-GAAP)	$43,118	$46,303	$51,331	$48,846	$54,348
Average total equity	1,567,430	1,605,798	1,632,992	1,576,717	1,476,093
Adjusted return on average equity (non-GAAP)	10.91%	11.44%	12.61%	12.56%	14.61%

Net interest margin
Net interest income	$109,190	$107,786	$109,279	$111,030	$112,223
Total average interest-earning assets	14,222,287	13,945,949	13,940,636	14,204,632	14,866,769
Net interest margin	3.05%	3.07%	3.14%	3.17%	2.99%

Net interest margin (FTE) (non-GAAP)
Net interest income	$109,190	$107,786	$109,279	$111,030	$112,223
Fully tax-equivalent adjustment	1,037	1,034	1,080	1,091	1,118
Fully tax-equivalent net interest income	110,227	108,820	110,359	112,121	113,341
Total average interest-earning assets	14,222,287	13,945,949	13,940,636	14,204,632	14,866,769
Net interest margin (FTE) (non-GAAP)	3.07%	3.10%	3.18%	3.20%	3.02%

Earnings per common share
Diluted earnings per share (GAAP)	$0.71	$0.82	$0.89	$0.11	$0.97
Acquisition expenses	0.00	0.00	0.00	0.00	0.00
Tax effect of acquisition expenses	0.00	0.00	0.00	0.00	0.00
Subtotal (non-GAAP)	0.71	0.82	0.89	0.11	0.97
Acquisition-related contingent consideration adjustment	0.04	0.00	0.02	0.00	(0.01)
Tax effect of acquisition-related contingent consideration adjustment	(0.01)	0.00	0.00	0.00	0.00
Subtotal (non-GAAP)	0.74	0.82	0.91	0.11	0.96
Restructuring expenses	0.02	0.00	0.00	0.00	0.00
Tax effect of restructuring expenses	0.00	0.00	0.00	0.00	0.00
Subtotal (non-GAAP)	0.76	0.82	0.91	0.11	0.96
Loss on sales of investment securities	0.00	0.00	0.00	0.96	0.00
Tax effect of loss on sales of investment securities	0.00	0.00	0.00	(0.21)	0.00
Subtotal (non-GAAP)	0.76	0.82	0.91	0.86	0.96
Gain on debt extinguishment	0.00	0.00	0.00	0.00	0.00
Tax effect of gain on debt extinguishment	0.00	0.00	0.00	0.00	0.00
Subtotal (non-GAAP)	0.76	0.82	0.91	0.86	0.96
Unrealized (gain) loss on equity securities	0.00	0.00	0.00	0.00	0.00
Tax effect of unrealized (gain) loss on equity securities	0.00	0.00	0.00	0.00	0.00
Operating diluted earnings per share (non-GAAP)	0.76	0.82	0.91	0.86	0.96
Amortization of intangible assets	0.07	0.07	0.07	0.07	0.07
Tax effect of amortization of intangible assets	(0.01)	(0.01)	(0.01)	(0.01)	(0.02)
Subtotal (non-GAAP)	0.82	0.88	0.97	0.92	1.01
Acquired non-PCD loan accretion	(0.02)	(0.02)	(0.02)	(0.02)	(0.02)
Tax effect of acquired non-PCD loan accretion	0.00	0.00	0.00	0.00	0.01
Diluted adjusted net earnings per share (non-GAAP)	$0.80	$0.86	$0.95	$0.90	$1.00

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2023				2022
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Income statement data
Efficiency ratio (GAAP)
Noninterest expenses (GAAP) – numerator	$123,291	$116,504	$113,038	$114,052	$105,852
Net interest income (GAAP)	109,190	107,786	109,279	111,030	112,223
Noninterest revenues (GAAP)	67,769	67,586	65,984	13,495	63,706
Total revenues (GAAP) – denominator	176,959	175,372	175,263	124,525	175,929
Efficiency ratio (GAAP)	69.7%	66.4%	64.5%	91.6%	60.2%

Noninterest operating expenses
Noninterest expenses (GAAP)	$123,291	$116,504	$113,038	$114,052	$105,852
Amortization of intangible assets	(3,563)	(3,576)	(3,705)	(3,667)	(3,794)
Acquisition expenses	(7)	0	1	(57)	(353)
Acquisition-related contingent consideration adjustment	(2,200)	(80)	(1,000)	0	700
Restructuring expenses	(1,163)	0	0	0	0
Total adjusted noninterest expenses (non-GAAP)	$116,358	$112,848	$108,334	$110,328	$102,405

Operating efficiency ratio (non-GAAP)
Adjusted noninterest expenses (non-GAAP) - numerator	$116,358	$112,848	$108,334	$110,328	$102,405
Fully tax-equivalent net interest income	110,227	108,820	110,359	112,121	113,341
Noninterest revenues	67,769	67,586	65,984	13,495	63,706
Acquired non-PCD loan accretion	(828)	(948)	(886)	(1,079)	(1,138)
Unrealized (gain) loss on equity securities	(52)	49	50	0	20
Loss on sales of investment securities	0	0	0	52,329	0
Gain on debt extinguishment	0	0	0	(242)	0
Operating revenues (non-GAAP) - denominator	177,116	175,507	175,507	176,624	175,929
Operating efficiency ratio (non-GAAP)	65.7%	64.3%	61.7%	62.5%	58.2%

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2023				2022
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Balance sheet data
Total assets
Total assets (GAAP)	$15,554,535	$15,386,322	$15,108,050	$15,255,953	$15,835,651
Goodwill and intangible assets, net	(897,987)	(901,334)	(901,709)	(900,914)	(902,837)
Deferred taxes on goodwill and intangible assets, net	45,198	44,593	45,003	45,369	46,130
Total tangible assets (non-GAAP)	$14,701,746	$14,529,581	$14,251,344	$14,400,408	$14,978,944

Total common equity
Shareholders' equity (GAAP)	$1,702,519	$1,554,939	$1,617,406	$1,634,013	$1,551,705
Goodwill and intangible assets, net	(897,987)	(901,334)	(901,709)	(900,914)	(902,837)
Deferred taxes on goodwill and intangible assets, net	45,198	44,593	45,003	45,369	46,130
Total tangible common equity (non-GAAP)	$849,730	$698,198	$760,700	$778,468	$694,998

Shareholders’ equity-to-assets ratio at quarter end
Total shareholders’ equity (GAAP) - numerator	$1,702,519	$1,554,939	$1,617,406	$1,634,013	$1,551,705
Total assets (GAAP) - denominator	15,554,535	15,386,322	15,108,050	15,255,953	15,835,651
Net shareholders’ equity-to-assets ratio at quarter end (GAAP)	10.95%	10.11%	10.71%	10.71%	9.80%

Net tangible equity-to-assets ratio at quarter end
Total tangible common equity (non-GAAP) - numerator	$849,730	$698,198	$760,700	$778,468	$694,998
Total tangible assets (non-GAAP) - denominator	14,701,746	14,529,581	14,251,344	14,400,408	14,978,944
Net tangible equity-to-assets ratio at quarter end (non-GAAP)	5.78%	4.81%	5.34%	5.41%	4.64%

(1) Includes deferred tax liabilities related to certain intangible assets.

(2) Excludes loss on sales of investment securities, gain on debt extinguishment and unrealized gain (loss) on equity securities.

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